Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

A. Peyton Bush, III, President and Chief Executive Officer
Donna T. Guerra, Chief Financial Officer
504-522-3203

Hibernia Homestead Bancorp, Inc. Reports
Operating Results for the Quarter Ended March 31, 2011

New Orleans, Louisiana (May 6, 2011) - Hibernia Homestead Bancorp, Inc.  (the “Company”) (OTCBB: HIBE), the holding company of Hibernia Homestead Bank  (“Hibernia” or the “Bank”), today reported net income of $19,000 for the quarter ended March 31, 2011 compared to a net loss of $13,000 for the quarter ended March 31, 2010.  Earnings per basic and diluted share were $0.02 for the quarter ended March 31, 2011, compared to a loss of $0.01 per basic and diluted share for the quarter ended March 31, 2010.

A. Peyton Bush, III, President and Chief Executive Officer of the Company and the Bank, stated, “After incurring operating losses during the first two years following  our initial public stock offering, we earned a small profit in the first quarter of 2011.  However, loan growth slowed from the pace experienced in 2010 and total deposits decreased 0.2% from year end 2010.  While we are disappointed in the relative lack of growth during the first quarter, prospects appear good for increasing loan activity in the second quarter, and we continue to focus on loan and deposit growth as our highest priorities.”

Mr. Bush further stated, “Non-performing loans decreased slightly from the December 31, 2010 level, and Hibernia’s overall asset quality remains strong.  Non-performing assets consist of five single family first mortgage residential loans, and we believe that reserves allocated to those loans are adequate to cover any losses that may be incurred by the Bank.”

Mr. Bush added, “We recognize that non-interest expense is high in relation to the Bank’s current size, but we believe that our investments in facilities, systems and personnel are necessary to achieve the Bank’s growth objectives.  Committing resources to support growth will enhance the value of our banking franchise in the long run and will have a diminishing negative impact on operating profits as earning assets increase.  Meanwhile our strong capital position has allowed us to increase tangible book value per share from $21.23 after the initial stock offering to $21.28 at March 31, 2011 through share repurchases.”

HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc., page 2/3

Net interest income increased 21.9% to $724,000 for the quarter ended March 31, 2011, from $594,000 for quarter ended March 31, 2010.   Several factors affected net interest income for the period.  Gross interest income was higher due to an increase in loans and a decrease in lower yielding investment securities as a percentage of earning assets.  Interest expense was higher due to an increase in interest bearing deposits partially offset by a reduction in the average rate paid on certificates of deposit.  During the quarter ended March 31, 2011, we made a provision for loan and lease losses of $15,000, which consisted of an increase in the reserve for impaired loans and an increase in general reserves due to the higher volume of loans outstanding.  Non-interest expense increased 9.0% from $653,000 for the quarter ended March 31, 2010 to $712,000 for the quarter ended March 31, 2011.  The increase in non-interest expense for the quarter ended March 31, 2011 was due primarily to higher salary expense and higher employee benefits expense relating to stock benefit plans.  These increases were partially offset by a decrease in advertising and promotional expenses.

Hibernia Homestead Bancorp’s total consolidated assets at March 31, 2011 were $77.0 million compared to $77.3 million at December 31, 2010.  Net loans increased 1.3% from $62.0 million at December 31, 2010 to $62.8 million at March 31, 2011, reflecting a $1.2 million increase in residential construction loans and a $249,000 increase in residential mortgage loans.  These increases were partially offset by decreases of $626,000 in commercial loans and $60,000 in home equity lines of credit.  The additional loan volume was primarily funded by a decrease of $1.0 million in investment securities.  Total deposits decreased 0.2% from $54.6 million at December 31, 2010 to $54.5 million at March 31, 2011, reflecting a $670,000 increase in money market accounts offset by decreases in interest-bearing checking accounts and certificates of deposit.

Non-performing assets, defined as non-accrual loans, accruing loans past due 90 days or more and foreclosed property, totaled $981,000, or 1.3%, of total assets at March 31, 2011, compared to $1.1 million, or 1.5%, of total assets, at December 31, 2010.  The non-performing assets at March 31, 2011 consist of five loans secured by first mortgages on one-to-four family residential real estate.   Management believes that the allowance for loan and lease losses is sufficient to cover any losses that may be incurred on these loans.  There was no foreclosed property at March 31, 2011 or December 31, 2010.

The Company’s total stockholders’ equity remained unchanged at $22.0 million as of March 31, 2011 and December 31, 2010.  The Company’s book value per share increased slightly from $21.26 at December 31, 2010 to $21.28 at March 31, 2011.  Hibernia Homestead Bank’s regulatory capital levels continue to exceed requirements for well capitalized institutions.

HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc., page 3/3

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, changes in interest rates, changes in demand for loans, deposits and other financial services in the Company's market area, changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  We undertake no obligation to update any forward-looking statements.

Hibernia Homestead Bank, the wholly-owned subsidiary of Hibernia Homestead Bancorp, Inc., has served the New Orleans metropolitan area since 1903.   Operating from its main office and two branches, Hibernia Homestead Bank offers loan, deposit and on-line banking services to commercial and individual clients in the New Orleans metropolitan area.   Additional information about Hibernia Homestead Bank is available at www.hibbank.com.

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HIBERNIA HOMESTEAD BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Homestead Bancorp, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)
	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Cash - Non-Interest Bearing	$1,201	$481
Cash - Interest Bearing	3,284	4,112

TOTAL CASH AND CASH EQUIVALENTS	4,485	4,593

Certificates of Deposit	100	100
Securities - Available For Sale	3,183	4,230
Loans receivable - net	62,764	61,953
Accrued Interest receivable	236	227
Investment in FHLB Stock	171	171
Investment in FNBB Stock	210	210
Prepaid Expenses and Other Assets	288	253
Premises and Equipment, Net	5,087	4,988
Deferred Income Taxes	516	528
TOTAL ASSETS	$77,040	$77,253
LIABILITIES AND EQUITY
LIABILITIES
Deposits	$54,477	$54,607
Advance Payments by Borrowers for Taxes and Insurance	307	477
Accrued Interest Payable	8	3
Accounts Payable and Other Liabilities	276	213
TOTAL LIABILITIES	55,068	55,300

EQUITY
Preferred stock, $.01 par value - 1,000,000 authorized; none issued	-	-
Common stock, $.01 par value - 9,000,000 shares authorized; 1,113,334 issued; 1,032,667 shares outstanding at March 31, 2011 and December 31, 2010	11	11
Additional Paid in Capital	10,472	10,466
Treasury Stock at cost - 80,667 shares at March 31, 2011 and December 31, 2010	(1,152)	(1,152)
Unallocated common stock held by:
Employee Stock Ownership Plan	(810)	(819)
Recognition and Retention Plan	(293)	(293)
Accumulated Other Comprehensive Income, Net of Tax Effects	65	80
Retained Earnings	13,679	13,660

TOTAL EQUITY	21,972	21,953
TOTAL LIABILITIES AND EQUITY	$77,040	$77,253

Hibernia Homestead Bancorp, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
	Three Months Ended
	March 31,
	2011	2010
	(Unaudited)

Total Interest Income	$893	$735

Total Interest Expense	169	141

Net Interest Income	724	594

Provision For Loan Losses	15	-

Net Interest Income After Provision For
Loan Losses	709	594

Total Non-Interest Income	41	38

Non-Interest Expenses
Salaries and Employee Benefits	336	289
Occupancy Expenses	103	92
Data Processing	65	71
Advertising and Promotional Expenses	15	26
Professional Fees	60	63
Other Non-Interest Expenses	133	112

Total Non-Interest Expenses	712	653

Income (Loss) Before Income Taxes	38	(21)

Income Tax Expense (Benefit)	19	(8)

NET INCOME (LOSS)	$19	$(13)

INCOME (LOSS) PER COMMON SHARE
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)